                                                                    Exhibit 10.9

              AGREEMENT BETWEEN OWNER AND HDR ENGINEERING, INC. FOR
                              PROFESSIONAL SERVICES

     THIS AGREEMENT is made as of this 17th day of December, 2004, between SIOUXLAND ETHANOL, LLC, JACKSON, NEBRASKA ("OWNER") and HDR ENGINEERING, INC., ("ENGINEER") a Nebraska corporation, with principal offices at 8404 Indian Hills Drive, Omaha, Nebraska, 68114 for services in connection with the project known as NPDES DISCHARGE AND WELL PERMITTING ASSISTANCE AND OTHER ON-CALL SERVICES ("PROJECT");

     WHEREAS, OWNER desires to engage ENGINEER to provide professional engineering, consulting and related services ("Services") in connection with the Project; and

     WHEREAS, ENGINEER desires to render these Services as described in SECTION I, Scope of Services.

     NOW, THEREFORE, OWNER and ENGINEER in consideration of the mutual covenants contained herein, agree as follows:

SECTION I. SCOPE OF SERVICES

ENGINEER will provide Services for the Project, which consist of the Scope of Services as outlined on the attached Exhibit A.

SECTION II. TERMS AND CONDITIONS OF ENGINEERING SERVICES

The "HDR" Engineering, Inc. Terms and Conditions for Professional Services," which are attached hereto in Exhibit B, are incorporated into this Agreement by this reference as if fully set forth herein.

SECTION III. RESPONSIBILITIES OF OWNER

The OWNER shall provide the information set forth in paragraph 6 of the attached "HDR "HDR Engineering, Inc. Terms and Conditions for Professional Services" and shall designate an authorized representative that shall have the authority to transmit instructions, receive information, and render decisions on behalf of the OWNER.

SECTION IV. COMPENSATION

Compensation for ENGINEER'S services under this Agreement shall be on the basis of fixed hourly labor rates by employee classification plus reimbursable expenses, as detailed in Exhibit C. Reimbursable expense shall mean the actual expenses incurred directly or indirectly in connection with the Project for transportation, travel, meals, expendable supplies, subconsultants, subcontractors, technology charges (computer usage), telephone, shipping and express, printing and electronic reproduction, and other incurred expense. ENGINEER will add ten percent (10%) to all reimbursable expense to cover administrative, supervision, and insurance expenses.

The amount of any sales tax, excise tax, value added tax (VAT), or gross receipts tax that may be imposed on this Agreement shall be added to the ENGINEER'S compensation as Reimbursable Expenses.

Due to the uncertain nature of this PROJECT, the OWNER intends to utilize the services of the ENGINEER on an indefinite retainer type basis, rather than establishing a ceiling price for services. That is, the OWNER shall determine the extent of services desired on a monthly or more often basis, and the ENGINEER shall provide monthly invoices for work completed through the billing cycle. Accordingly, the OWNER, at its own discretion, may elect to terminate services at any time through a written notice to the ENGINEER, and the compensation shall be calculated accordingly and due payable up to that point in time.

If the OWNER elects to have ENGINEER engage in any litigation, arbitration, or other legal or administrative proceeding, due to the disruptive nature of the work involved, all associated labor costs shall be multiplied by a factor of 1.5 times the rates set forth in Exhibit C or the most current rates that may have established beyond the original Period of Service, as discussed in Section V below and Exhibit A. Such labor shall include, but not be limited to: participation in meeting with legal counsel; participation in depositions; providing courtroom or other administrative testimony; preparation of supporting exhibits; and all other time associated with preparation, travel, and follow-up.

SECTION V. PERIOD OF SERVICE

Upon receipt of written authorization to proceed, ENGINEER shall perform the services within the time period(s) described in Exhibit A.

Unless otherwise stated in this Agreement, the rates of compensation for ENGINEER'S services have been agreed to in anticipation of the orderly and continuous progress of the project through completion. If any specified dates for the completion of ENGINEER' services are exceeded through no fault of the ENGINEER, the time for performance of those services shall be automatically extended for a period which may be reasonably required for their completion and all rates, measures and amounts of ENGINEER'S compensation shall be equitably adjusted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        SIOUXLAND ETHANOL, LLC
                                        "OWNER"


                                        BY: /s/ Tom Lynch
                                            ------------------------------------
                                        NAME:
                                              ----------------------------------

                                        TITLE: President
                                        ADDRESS: PO Box 146
                                                 Jackson, Ne. 68743


                                        HDR ENGINEERING, INC.
                                        "ENGINEER"


                                        BY: /s/ Timothy R. Crockett
                                            ------------------------------------
                                        NAME: Timothy R. Crockett, P.E.
                                        TITLE: Senior Vice President
                                        ADDRESS: 8404 Indian Hills Drive
                                                 Omaha, NE  68114

EXHIBIT A
SCOPE OF SERVICES

NPDES DISCHARGE AND WELL PERMITTING ASSISTANCE AND OTHER ON-CALL SERVICES

FOR SIOUXLAND ETHANOL, LLC

ENGINEERING PROPOSAL

BACKGROUND AND BASIS OF PROPOSAL

The purpose of this Proposal is to describe the scope of professional engineering services for SIOUXLAND ETHANOL, LLC, JACKSON, NEBRASKA ("OWNER") and HDR ENGINEERING, INC., ("ENGINEER") a Nebraska corporation, with principal offices at 8404 Indian Hills Drive, Omaha, Nebraska, 68114 for services in connection with the project known as NPDES DISCHARGE AND WELL PERMITTING ASSISTANCE AND ON-CALL SERVICES ("PROJECT"). The OWNER desires certain services from the ENGINEER to assist the OWNER IN SECURING a National Pollution Discharge Permit System (NPDES) discharge permit(s) for cooling tower blowdown water and other waste streams, a construction permit for a new well(s) or other related professional engineering services as may be desired by the OWNER.

PERIOD OF SERVICE

The timing and duration for the scope of services described herein shall be the same as that set forth by the OWNER; except, however, that the ENGINEER'S rates set forth in Exhibit C shall only be applicable for work completed through 2005. If work extends beyond 2005, then such rates shall be equitably adjusted.

SCOPE OF SERVICES

     - If desired by the OWNER, the ENGINEER is prepared to offer waste management options screening.

          - Preliminary Evaluations. Consider various treatment/disposal options for handling the combined non-process waste streams involving cooling tower blowdown water, reverse osmosis reject water, softer regenerate and/or other waste streams. The intended purpose shall be, on a draft basis, to furnish to the OWNER a list of candidate waste management options for further evaluation. A "decision matrix" can be prepared that summarizes monetary and non-monetary factors with due considerations for technical soundness, economics, potential regulatory issues with the Nebraska Department of Environmental Quality (NDEQ) or other agencies, and compatibility with overall timing for the OWNER's other related activities associated with the construction of a new ethanol production facility.

          - Field Investigations. If necessary, and as directed by the Owner, perform certain cursory field investigations that may be of assistance in formulating waste


Exhibit A - Agreement for Professional Services
Page 1
               management options on a preliminary basis. No subconsultant or subcontractor work will be undertaken in this regard without express, written consent from the OWNER.

          - Facilitation/Communications. As directed by the OWNER, attend coordination meetings with NDEQ, the Papio-Missouri River NRD, the State Dept. of Natural Resources, or other agencies; meet separately with the OWNER; make technical presentations as may be desired; and provide written and oral communications as may be necessary for PROJECT coordination

          - Follow-up Waste Management Options Screening. Through the above-described processes, assist the OWNER in progressively narrowing the range of waste management options to a point of consensus with the OWNER as to what courses of action should be pursued for securing necessary construction and NPDES discharge permit(s) with NDEQ or clearances with other applicable agencies. This process may include the preparation of written technical memoranda that the OWNER can use for attachments to permit applications and/or assist in permit negotiations and related discussions.

     - Permit Applications. Assemble the permitting documents necessary and submit the same to the agencies having jurisdiction. This includes any meetings and correspondences necessary for reviewing the technical and regulatory aspects of the permit applications and negotiating permit limits, where applicable. Permit applications will be prepared for:

               -    Raw water supply well(s).

               - Construction permit for any wastewater-related pump stations, pipelines, storage ponds, etc. not already included in the permitting process handling by the design-build firm.

               -    NPDES wastewater discharge permit.

     - Other On-Call Services. Assist the OWNER to the extent desired, and only as expressly authorized by the OWNER, for other on-call services that may be desired, including stormwater permitting; design and construction phase services for supply well(s), water/wastewater treatment facilities, stormwater facilities, access roads, rail services spur tracks; etc.

KEY UNDERSTANDINGS AND ASSUMPTIONS

It is assumed by the ENGINEER that the OWNER already possesses or will otherwise interact with its design-build firm for construction the ethanol production facilities to acquire all necessary process and other supporting technical information that may be needed for the ENGINEER to assist the OWNER for this PROJECT.

Accordingly, the OWNER shall provide the following to the ENGINEER on an "as-needed" basis:

     -    NPDES Discharge Permitting Basic Information Needs.

          - Contact information for "cognizant official" (corporate principal officer at a level of vice president or above), the "authorized representative" who can sign discharge monitoring reports, and operations manager directly in charge of wastewater discharges.


Exhibit A - Agreement for Professional Services
Page 2

          -    Project site legal description and process SIC number.

          - General description of intended plant operations and production levels.

          -    Intended employment level.

          - Vicinity map and site layout drawings, including the site utilities.

          - Locations of adjacent dwellings, potable water supply wells, and wetlands.

          - Process flow diagrams, water flow and chemical balances for raw water supply and discharge waste streams.

          - MSDS information for biocides and anti-scalants proposed to be used.

          - Locations of adjacent dwellings, potable water supply wells, and wetlands.

          - Copy of stormwater management plan or description of how site runoff will be handled.

     -    Raw Water Supply Well Permitting Basic Information Needs.

          -    Copies of drillers logs

          -    Copies of all laboratory testing results for water quality.

          -    Site map showing proposed location(s) of well(s).

          - Copy of design technical specifications and drawings for the well, pump, and related appurtenances.

     - Right-of-entry to any properties involved in field visits and investigations.

The OWNER may elect to have the ENGINEER secure portions of the above information or certain other supporting information to the extent that the same may be available or as may be otherwise reasonably acquired, subject to compensation to the ENGINEER under the applicable terms of this AGREEMENT.


Exhibit A - Agreement for Professional Services
Page 3

                                    EXHIBIT B

                              HDR ENGINEERING, INC.
                 TERMS AND CONDITIONS FOR PROFESSIONAL SERVICES

1.   STANDARD OF PERFORMANCE

The standard of care for all professional engineering, consulting and related services performed or furnished by ENGINEER and its employees under this Agreement will be the care and skill ordinarily used by members of ENGINEER's profession practicing under the same or similar circumstances at the same time and in the same locality. ENGINEER makes no warranties, express or implied, under this Agreement or otherwise, in connection with ENGINEER's services.

2.   INSURANCE

ENGINEER agrees to procure and maintain, at its expense, Workers' Compensation insurance as required by statute; Employer's Liability of $250,000; Automobile Liability insurance of $1,000,000 combined single limit for bodily injury and property damage covering all vehicles, including hired vehicles, owned and non-owned vehicles; Commercial General Liability insurance of $1,000,000 combined single limit for personal injury and property damage; and Professional Liability insurance of $1,000,000 per claim for protection against claims arising out of the performance of services under this Agreement caused by negligent acts, errors, or omissions for which ENGINEER is legally liable. Upon request, OWNER shall be made an additional insured on Commercial General and Automobile Liability insurance policies and certificates of insurance will be furnished to the OWNER. ENGINEER agrees to indemnify OWNER for the claims covered by ENGINEER's insurance.

3.   OPINIONS OF PROBABLE COST (COST ESTIMATES)

Any opinions of probable project cost or probable construction cost provided by ENGINEER are made on the basis of information available to ENGINEER and on the basis of ENGINEER's experience and qualifications, and represents its judgment as an experienced and qualified professional engineer. However, since ENGINEER has no control over the cost of labor, materials, equipment or services furnished by others, or over the contractor(s') methods of determining prices, or over competitive bidding or market conditions, ENGINEER does not guarantee that proposals, bids or actual project or construction cost will not vary from opinions of probable cost ENGINEER prepares.

4.   CONSTRUCTION PROCEDURES

ENGINEER's observation or monitoring portions of the work performed under construction contracts shall not relieve the contractor from its responsibility for performing work in accordance with applicable contract documents. ENGINEER shall not control or have charge of, and shall not be responsible for, construction means, methods, techniques, sequences, procedures of construction, health or safety programs or precautions connected with the work and shall not manage, supervise, control or have charge of construction. ENGINEER shall not be responsible for the acts or omissions of the contractor or other parties on the project. ENGINEER shall be entitled to review all construction contract documents and to require that no provision extend the duties or liabilities of ENGINEER beyond those set forth in this Agreement. OWNER agrees to include ENGINEER as an indemnified party in OWNER's construction contracts for the work, which shall protect ENGINEER to the same degree as OWNER. Further, OWNER agrees that ENGINEER


Exhibit B - Terms and Conditions for Professional Services
Page 1                                                                [HDR logo]
shall be listed as an additional insured under the construction contractor's liability insurance policies.

5.   CONTROLLING LAW

This Agreement is to be governed by the law of the state where ENGINEER's services are performed.

6.   SERVICES AND INFORMATION

OWNER will provide all criteria and information pertaining to OWNER's requirements for the project, including design objectives and constraints, space, capacity and performance requirements, flexibility and expandability, and any budgetary limitations. OWNER will also provide copies of any OWNER-furnished Standard Details, Standard Specifications, or Standard Bidding Documents which are to be incorporated into the project. OWNER will furnish the services of soils/geotechnical engineers or other consultants that include reports and appropriate professional recommendations when such services are deemed necessary by ENGINEER. The OWNER agrees to bear full responsibility for the technical accuracy and content of OWNER-furnished documents and services. In performing professional engineering and related services hereunder, it is understood by OWNER that ENGINEER is not engaged in rendering any type of legal, insurance or accounting services, opinions or advice. Further, it is the OWNER's sole responsibility to obtain the advice of an attorney, insurance counselor or accountant to protect the OWNER's legal and financial interests. To that end, the OWNER agrees that OWNER or the OWNER's representative will examine all studies, reports, sketches, drawings, specifications, proposals and other documents. Opinions or advice prepared or provided by ENGINEER, and will obtain the advice of an attorney, insurance counselor or other consultant as the OWNER deems necessary to protect the OWNER's interest before OWNER takes action or forebears to take action based upon or relying upon the services provided by ENGINEER.

7.   SUCCESSORS AND ASSIGNS

OWNER and ENGINEER, respectively, bind themselves, their partners, successors, assigns, and legal representatives to the covenants of this Agreement. Neither OWNER nor ENGINEER will assign, sublet, or transfer any interest in this Agreement or claims arising therefrom without the written consent of the other.

8.   RE-USE OF DOCUMENTS.

All documents, including all reports, drawings, specifications, computer software or other items prepared or furnished by ENGINEER pursuant to this Agreement, are instruments of service with respect to the project. ENGINEER retains ownership of all such documents. OWNER may retain copies of the documents for its information and reference in connection the project; however, none of the documents are intended or represented to be suitable for reuse by OWNER or others on extensions of the project or on any other project. Any reuse without written verification or adaptation by ENGINEER for the specific purpose intended will be at OWNER's sole risk and without liability or legal exposure to ENGINEER, and OWNER will defend, indemnify and hold harmless ENGINEER from all claims, damages, losses and expenses, including attorney's fees, arising or resulting therefrom. Any such verification or adaptation will entitle ENGINEER to further compensation at rates to be agreed upon by OWNER and ENGINEER.

9.   TERMINATION OF AGREEMENT


Exhibit B - Terms and Conditions for Professional Services
Page 2                                                                [HDR logo]

OWNER or ENGINEER may terminate the Agreement, in whole or in part, by giving seven (7) days written notice, if the other party substantially fails to fulfill its obligations under the Agreement through no fault of the terminating party. Where the method of payment is "lump sum," or cost reimbursement, the final invoice will include all services and expenses associated with the project up to the effective date of termination. An equitable adjustment shall also be made to provide for termination settlement costs ENGINEER incurs as a result of commitments that had become firm before termination, and for a reasonable profit for services performed.

10.  SEVERABILITY

If any provision of this agreement is held invalid or unenforceable, the remaining provision shall be valid and binding upon the parties. One or more waivers by either party of any provision, term or condition shall not be construed by the other party as a waiver of any subsequent breach of the same provision, term or condition.

11.  INVOICES

ENGINEER will submit monthly invoices for services rendered and OWNER will make prompt payments in response to ENGINEER's invoices. ENGINEER will retain receipts for reimbursable expenses in general accordance with Internal Revenue Service rules pertaining to the support of expenditures for income tax purposes. Receipts will be available for inspection by OWNER's auditors upon request. If OWNER disputes any items in ENGINEER's invoice for any reason, including the lack of supporting documentation, OWNER may temporarily delete the disputed item and pay the remaining amount of the invoice. OWNER will promptly notify ENGINEER of the dispute and request clarification and/or correction. After any dispute has been settled, ENGINEER will include the disputed item on a subsequent, regularly scheduled invoice, or on a special invoice for the disputed item only. OWNER recognizes that late payment of invoices results in extra expense for ENGINEER. ENGINEER retains the right to assess OWNER interest at the rate of one percent (1%) per month, but not to exceed the maximum rate allowed bylaw, on invoices which are not paid within forty-five (45) days from the date of the invoice. In the event undisputed portions of ENGINEER's invoices are not paid when due, ENGINEER also reserves the right, after seven (7) days prior written notice, to suspend the performance of its services under this Agreement until all past due amounts have been paid in full.

12.  CHANGES

The parties agree that no change or modification to this Agreement, or any attachments hereto, shall have any force or effect unless the change is reduced to writing, dated, and made part of this Agreement. The execution of the change shall be authorized and signed in the same manner as this Agreement. Adjustments in the period of services and in compensation shall be in accordance with applicable paragraphs and sections of this Agreement. Any proposed fees by ENGINEER are estimates to perform the services required to complete the project as ENGINEER understands it to be defined. For those projects involving conceptual or process development services, activities often are not fully definable in the initial planning. In any event, as the project progresses, the facts developed may dictate a change in the services to be performed, which may alter the scope. ENGINEER will inform OWNER of such situations so that changes in scope and adjustments to the time of


Exhibit B - Terms and Conditions for Professional Services
Page 3                                                                [HDR logo]
performance and compensation can be made as required. If such change, additional services, or suspension of services result in an increase or decrease in the cost of or time required for performance of the services, an equitable adjustment shall be made, and the Agreement modified accordingly.

13.  CONTROLLING AGREEMENT

These Terms and Conditions shall take precedence over any inconsistent or contradictory provisions contained in any proposal, contract, purchase order, requisition, notice-to-proceed, or like document.

14.  EQUAL EMPLOYMENT AND NONDISCRIMINATION

In connection with the services under this Agreement, ENGINEER agrees to comply with the applicable provision of federal and state Equal Employment Opportunity, and other employment statutes and regulations.

15.  HAZARDOUS MATERIALS

OWNER represents to ENGINEER that, to the best of its knowledge, no hazardous materials are present at the project site. However, in the event hazardous materials are known to be present, OWNER represents that to the best of its knowledge it has disclosed to ENGINEER the existence of all such hazardous materials, including but not limited to asbestos, PCB's, petroleum, hazardous waste, or radioactive material located at or near the project site, including type, quantity and location of such hazardous materials. It is acknowledge by both parties that ENGINEER's scope of services do not include services related in any way to hazardous materials. In the event ENGINEER or any other party encounters undisclosed hazardous materials, ENGINEER shall have the obligation to notify OWNER and, to the extent required by law or regulation, the appropriate governmental officials, and ENGINEER may, at its option and without liability for delay, consequential or any other damages to OWNER, suspend performance of services on that portion of the project affected by hazardous materials until OWNER: (i) retains appropriate specialist consultant(s) or contractor(s) to identify and, as appropriate, abate, remediate, or remove the hazardous materials; and (ii) warrants that the project site is in full compliance with all applicable laws and regulations. OWNER acknowledges that ENGINEER is performing professional services for OWNER and that ENGINEER is not and shall not be required to become an "arranger," "operator," "generator," or "transporter" of hazardous materials, as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1990 (CERCLA), which are or may be encountered at or near the project site in connection with ENGINEER's services under this Agreement. If ENGINEER's services hereunder cannot be performed because of the existence of hazardous materials, ENGINEER shall be entitled to terminate this Agreement for cause on 30 days written notice. To the fullest extent permitted by law, OWNER shall indemnify and hold harmless ENGINEER, its officers, directors, partners, employees, and subconsultants from and against all costs, losses, and damages (including but not limited to all fees and charges of engineers, architects, attorneys, and other professional, and all court or arbitration or other dispute resolution costs) caused by, arising out of or resulting from hazardous materials, provided that (i) any such cost, loss, or damage is attributable to bodily injury, sickness, disease, or death, or injury to or destruction of tangible property (other than completed Work), including the loss of use resulting therefrom, and
(ii) nothing in this paragraph


Exhibit B - Terms and Conditions for Professional Services
Page 4                                                                [HDR logo]
shall obligate OWNER to indemnify any individual or entity from and against the consequences of that individual's or entity's sole negligence or willful misconduct.

16.  EXECUTION

This Agreement, including the exhibits and schedules made part hereof, constitute the entire Agreement between ENGINEER and OWNER, supersedes and controls over all prior written or oral understandings. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by the parties.

17.  LIMITATION OF LIABILITY

ENGINEER's and its employees' total liability to OWNER for any loss or damage, including but not limited to special and consequential damages arising out of or in connection with the performance of services or any other cause, including ENGINEER's and its employees' professional negligent acts, errors, or omissions, shall not exceed the greater of $50,000 or the total compensation received by ENGINEER hereunder, except as otherwise provided under this Agreement, and OWNER hereby releases and holds harmless ENGINEER and its employees from any liability above such amount.

18.  LITIGATION SUPPORT

In the event ENGINEER is required to respond to a subpoena, government inquiry or other legal process related to the services in connection with a legal or dispute resolution proceeding to which ENGINEER is not a party, OWNER shall reimburse ENGINEER for reasonable costs in responding and compensate ENGINEER at its then standard rates for reasonable time incurred in gathering information and documents and attending depositions, hearings, and trial.


Exhibit B - Terms and Conditions for Professional Services
Page 5                                                                [HDR logo]

EXHIBIT C
SCHEDULE OF PROFESSIONAL LABOR RATES

NPDES DISCHARGE AND WELL PERMITTING ASSISTANCE AND OTHER ON-CALL SERVICES

FOR SIOUXLAND ETHANOL, LLC

ENGINEERING PROPOSAL

The following billable labor rates shall be applicable through calendar year 2005, subject to the provisions in SECTION IV and SECTION V of this AGREEMENT:

                                      BILLABLE RATE
EMPLOYEE CLASSIFICATION                  PER HOUR
-----------------------               -------------
Project Principal                        $220.00
Project Manager                          $150.00
Senior Engineering/Senior Technical      $170.00
Senior Project Engineer                  $140.00
Project Engineer                         $115.00
Engineer/Scientist                       $100.00
Engineer Technician                      $ 95.00
Junior Engineer/Scientist                $ 85.00
CAD Designer                             $ 90.00
CAD Technician                           $ 75.00
Word Processing                          $ 55.00
Accounting                               $100.00

Technology charges (computer usage), as a part of reimbursable expenses, shall be billed at the rate of $4.10 per labor hour for each of the employee classifications listed above for each monthly payment cycle. Personal vehicle mileage expenses shall be charged at $0.405 per mile in accordance with IRS allowances for 2005.


Exhibit C - Schedule of Professional Labor Rates
Page 1                                                                [HDR logo]

II.  INTRODUCTION

     A.   COMPANY MISSION STATEMENT AND STRATEGIC VISION

Siouxland Ethanol, LLC officially organized as a Nebraska based Limited Liability Company in August, 2004, with the intention of planning, constructing and operating a 50 million gallon dry mill corn-processing plant in Nebraska that benefits local investors, farmers and the community.

                               MISSION STATEMENT:

To successfully add value to locally grown grains which will profit our investor owners and area grain and livestock producers, while benefiting our local Siouxland communities through economic growth.

We intend to add value to locally grown grains by providing a local outlet to process the corn grown in the area, and at the same time, increase the total demand for corn in the Siouxland region. To meet this mission, we will need to provide a processing facility that will allow members to invest in a growing industry.

     Goals of Forming a Company

          1. Construct a corn processing facility whose size meets the needs of its member investors, the community, and best utilizes the area's resources.

          2. Produce bio-fuel ethanol focusing on the local, regional and national markets.

          3. Produce a high-protein feed source for the local, regional and national livestock market.

          4.   Return maximum profits to member investors.

          5. Strengthen the local economy by creating new jobs and adding additional tax base for Dakota County.

     Goals of the SE, LLC Board

          1. Hire and empower high quality personnel to execute the goals of the company.

          2.   Be a low cost ethanol producer

          3. Have a risk management plan that will control the majority of input price risk.

          4. Produce environmentally friendly products through environmentally friendly processes.

          5. Operate efficiently and profitably without compromising the health or safety of our employees.

          6. Investigate the opportunities for new technologies or expansion, and encourage continuing education for all employees.

          7. Cultivate a positive, long-term relationship in Dakota County area and the surrounding Siouxland region.

          8. Be a good neighbor by utilizing 'clean technology' and courteous procedures.

     Local Community Benefits

          1. SE, LLC intends to use local products and services whenever possible, both during and after plant construction.

          2. Excellent employment opportunity: SE, LLC will offer over 35 high quality jobs to area residents.

          3. The plant will generate additional taxes for the county and school district every year.

          4. Large quantity of high quality feed for local livestock - Distillers Grains

          5. The plant will offer an additional market for local farmers, feed users, local feed companies, and elevators.

     United States and Environmental Benefits

          1.   Decreased dependence on foreign oil

          2.   Cleaner burning fossil fuel

          3. Safer replacement for the gasoline additive, Methyl Tert-Butyl Ether (MTBE), which is required by the Clean Air Act in the metropolitan areas.

          4. Ethanol governmental costs are much less than we are spending on protecting our foreign oil interest.

          5.   Annually renewable energy source

          6. Positive energy conversion rate (+34 percent per) U.S. Department of Agriculture

          B.   PROJECT DESCRIPTION

     The project will involve the construction and operation of a corn processing facility, which produces 50 million gallons per year (mgy) of denatured fuel grad ethanol, and two other co-products. The plan will produce ethanol from approximately 18.5 million bushels of corn. The co-products are Dried Distillers Grain with Soluble (DDGS) and carbon dioxide (CO2). The following table projects the average quantities and revenues produced by a typical Dry Mill Ethanol Plant annually by the third year.

Product                 Amount       Unit    $/Unit   Total Revenue     %
-------               ----------   -------   ------   -------------   ----
Ethanol (denatured)   50,000,000   Gallons   $ 1.23    $61,500,000    80.6%
DDGS                     160,000     Tons    $92.00    $14,785,710    19.4%
                                                       -----------
                                                       $76,285,710

          C.   PROJECT SCHEDULE

     The project schedule is summarized below. The public offering is planned to take 30-45 days. The design and construction will begin immediately after the close of financing.

1. Present initial concept and first SE,
      LLC organizational meeting                 August, 2004

2. Site Selection                                November, 2004

3. Air and water discharge permits sent to DNR   December, 2004

4. Public Offering Begins                        May, 2005

5. Public Offering Ends                          June, 2005

6. Debt Financing                                July, 2005

7. Design and Construction (16 months)           August, 2005 - October, 2006